Exhibit 23.1

Beroni Group Limited

The Directors

Level 16, 175 Pitt Street

Sydney NSW 2000, Australia

Dear Directors,

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated May 20, 2022 relating to the consolidated financial statements of Beroni Group Limited and its subsidiaries as of December 31, 2021 and 2020 and for the years then ended. We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

UHY Haines Norton

Sydney

13 December 2023

Beroni Group Limited

The Directors

Level 16, 175 Pitt Street

Sydney NSW 2000, Australia

Dear Directors,

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated August 17, 2023 relating to the consolidated financial statements of Beroni Group Limited and its subsidiaries as of December 31, 2022 and 2021 and for the years then ended. We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

UHY Haines Norton

Sydney

13 December 2023